UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 18, 2013

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	42-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 601-1145 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

In furtherance to our private offering disclosed in our Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 15, 2013, on October 18, 2013 Social Reality, Inc. sold an aggregate of 1,910,000 units of its securities to seven accredited investors in a private placement exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D.  The units consisted of one share of our Class A common stock and one three year Class A Common Stock Purchase Warrant to purchase 0.5 shares of our Class A common stock as further described in our earlier Current Report on Form 8-K. We received gross cash proceeds of $955,000.  T.R. Winston & Company, LLC, a broker-dealer and member of FINRA, acted as placement agent for us.  In lieu of a 10% cash commission and a 2% cash non-accountable expense allowance otherwise payable to the placement agent for these sales, we issued it 212,060 units which are identical to the units sold to the investors in the offering.  We also agreed to issue it three year placement agent warrants to purchase 212,206 of our Class A common stock at an exercise price of $1.00 per share as additional compensation.  We are using the net proceeds for general working capital.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

4.4	Form of Class A Common Stock Purchase Warrant.
10.12	Form of subscription agreement
10.13	Transaction Fee Agreement dated September 30, 2013 by and between Social Reality, Inc. and T.R. Winston & Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: October 24, 2013	By:	/s/ Chris Miglino
Chris Miglino, Chief Executive Officer

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